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               AMENDMENT TO EMPLOYMENT AGREEMENT



     This is an amendment to that certain employment agreement dated as of September 1, 2001 by and between Alfa International
Corp., a New Jersey Corporation, with its address at 107
Industrial Drive, Jersey City, New Jersey  (the "Company") and
Frank J. Drohan (the "Employee") (the "Agreement").

     1.     The parties to the Agreement hereby agree that Section
4.5 of the Agreement is amended to include the following sentence:
" All existing unexercised stock options held by Employee as of the date of the Agreement are hereby cancelled."




Alfa International Corp                              Employee
a New Jersey corporation





By_________________________            By:________________________
   Charles P. Kuczynski                    Frank J. Drohan
   Vice-President &
   Secretary




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